                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                   FORM 8-K



                                Current Report
                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

                        Commission File Number 0-14881


                       Date of Report: December 16, 1997



                             WASTE RECOVERY, INC.
            (Exact name of Registrant as specified in its Charter)



             TEXAS                                       75-1833498
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation)



309 S. PEARL EXPRESSWAY, DALLAS, TX                        75201
(Address of principal executive offices)                (Zip Code)



                                (214) 741-3865
              (Registrant's Telephone Number, Including Area Code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) Previous independent accountants

            (i) On December 16, 1997, Waste Recovery, Inc. (the "Registrant") dismissed Price Waterhouse LLP as its independent certified public accountant.

            (ii) The reports of Price Waterhouse LLP on the financial statements of the Registrant for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

            (iv) During the Registrant's two most recent fiscal years and through December 16, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference thereto in its report on the financial statements for such years.

            (v) During the two most recent fiscal years and through December 16, 1997, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (vi) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and if not, stating the respects in which it does not agree. A copy of such letter, dated December 16, 1997 is filed as Exhibit 16.1 to this Form 8-K.

        (b) New independent accountants

            On December 16, 1997, the Registrant engaged Grant Thornton LLP to act as the Registrant's independent certified public accountant.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

        (a) Financial Statements of Business Acquired.
            None.

        (b) Pro Forma Financial Information.
            None.

        (c) Exhibits.
            16.1 Letter from Price Waterhouse LLP dated December 16, 1997 regarding change in Certifying Accountant.



                                 [End of Page]

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WASTE RECOVERY, INC.



DATE: December 16, 1997                /s/ DAVID G. GREENSTEIN
                                       -----------------------------------------
                                       By: DAVID G. GREENSTEIN
                                           President and Chief Executive Officer